UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2015

SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

350 East Las Olas Boulevard Suite 1600 Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

(203) 682-8331
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer or Listing

On November 12, 2015, Swisher Hygiene Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, in accordance with Nasdaq Listing Rule 5100, the Staff believes the Company is a “public shell” and, as a result, the continued listing of the Company’s securities on Nasdaq is no longer warranted.  The Company intends to timely request a hearing before the Nasdaq Listing Qualifications Panel to address the Staff’s determination, which request will automatically stay any delisting action by the Staff. We anticipate that trading in the Company’s securities will continue on Nasdaq pending the ultimate resolution of this matter with Nasdaq.

The Company’s Board of Directors will continue to determine when and whether to proceed with the Plan of Dissolution approved by the Company’s stockholders on October 15, 2015, which provided the Board of Directors with the discretion to determine, within twelve months of such approval, when and whether to proceed with the Plan of Dissolution.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed as part of this report:

Exhibit No.	Description

99.1	Press Release of Swisher Hygiene Inc., dated November 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISHER HYGIENE INC.

Date: November 18, 2015	By:	/s/ William T. Nanovsky
William T. Nanovsky
Senior Vice President, Chief Financial Officer and Secretary